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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 [Nos. 333-02567, 333-44119 and 333-86616] pertaining to the 1995
Employee Stock Option Plan and the 1994 Stock Option Plan for Independent Directors, all as amended, and in the related Prospectus of Cover-All Technologies Inc. and subsidiary of our report dated March 16, 2006, with respect to the 2005, 2004 and 2003 consolidated financial statements and schedule of Cover-All Technologies Inc. and subsidiary included in its Annual Report [Form 10-K] for the year ended December 31, 2005.





                                        MOORE STEPHENS, P. C.
                                        Certified Public Accountants.

New York, New York
March 29, 2006